UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007 (June 27, 2007)

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	O1-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 27, 2007, Advanced Medical Optics, Inc. (the “Company”) entered into an Information Technology Services Agreement (the “Agreement”) with International Business Machines Corporation (“IBM”). Under the Agreement, IBM will provide to the Company services relating to information technology. The initial term of the Agreement commences July 1, 2007 and ends on November 30, 2012, or such earlier date as it may be terminated pursuant to its terms.

Under the Agreement, IBM will provide to the Company substantially all of the information technology infrastructure and services currently provided to the Company by Siemens Business Services, Inc. By continuing to contract for these services, the Company expects to reduce the risks associated with performing these information technology functions in-house and maintain and upgrade the information technology infrastructure to support growth and strategic business initiatives.

The services that IBM will provide include data center, server, network and workstation operations, as well as help desk, applications management and support, and disaster recovery services. The Company will pay IBM for the services under a combination of fixed and variable charges, with the variable charges fluctuating based on the Company’s actual use of the services. The Company and IBM may modify the services covered by the Agreement at rates set forth in the Agreement, or later agreed to by the parties. The Company has the right to terminate the Agreement for convenience at any time, or on a change of control of the Company or IBM, with notice but without penalty. In addition, the Company has the right to terminate the Agreement, in whole or for designated services, for cause, including failure to timely cure a material breach of the Agreement. The Agreement is terminable in certain other circumstances, including insolvency.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Information Technology Services Agreement between Advanced Medical Optics, Inc. and International Business Machines Corporation dated June 27, 2007.*

*	Confidential portions have been omitted and filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.

Date: July 3, 2007	By:	/s/ AIMEE S. WEISNER
Aimee S. Weisner
Executive Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Information Technology Services Agreement between Advanced Medical Optics, Inc. and International Business Machines Corporation dated June 27, 2007.*

*	Confidential portions have been omitted and filed separately with the Commission.